Exhibit 99.1

Genworth Announces Preliminary Second Quarter 2011 Results

Strengthens U.S. Mortgage Insurance Reserves by $300 Million

RICHMOND, VA, July 20, 2011 – Genworth Financial, Inc. (NYSE: GNW) today announced preliminary results for the second quarter of 2011. The company expects to report an estimated net loss1 of $92 to $112 million, or $0.19 to $0.23 per diluted share, reflecting a reserve strengthening of approximately $300 million in its U.S. Mortgage Insurance (U.S. MI) business. This compares with net income of $42 million, or $0.08 per diluted share, in the second quarter of 2010. The net operating loss2 for the quarter is estimated to be $70 to $90 million, or $0.14 to $0.18 per diluted share, compared to net operating income of $118 million, or $0.24 per diluted share, in the second quarter of 2010.

The reserve strengthening, together with U.S. MI operating performance, will result in an expected U.S. MI segment level operating loss of $250 to $255 million in the second quarter. The company is executing a non-cash intercompany transaction to provide capital support to the U.S. MI segment. The company will use a portion of its common shares of Genworth MI Canada Inc. with an estimated market value of $375 million, currently held in a non-U.S. subsidiary in the International segment. Including this transaction, which is subject to customary regulatory approval and will be effective in the second quarter on a statutory basis, the U.S. MI segment expects to report a consolidated risk-to-capital ratio of 25:1 to 26:1.

[1]

Unless otherwise stated, all references in this press release to net income (loss), net income (loss) per share, net operating income (loss) and net operating income (loss) per share should be read as net income (loss) available to Genworth’s common stockholders, net income (loss) available to Genworth’s common stockholders per share, net operating income (loss) available to Genworth’s common stockholders and net operating income (loss) available to Genworth’s common stockholders per share, respectively.

[2]	This is a financial measure not calculated based on U.S. Generally Accepted Accounting Principles (Non-GAAP). See the Use of Non-GAAP Measures section of this press release for additional information.

The company estimates the International segment will report operating income of $105 to $110 million in the second quarter, with all operating entities reporting continued sound capital ratios. Total 2011 dividends from the International segment continue to be estimated at approximately $350 million. The company estimates the Retirement and Protection segment will report operating income of $145 to $150 million in the quarter. The consolidated statutory risk based capital (RBC) ratio for the U.S. life companies at the end of the second quarter is expected to be 380 to 390 percent.

Investment performance continued to improve, with net investment income of approximately $880 million, compared to $830 million in the first quarter. After-tax impairments are expected to decline to approximately $20 million in the second quarter. Net unrealized investment gains are expected to be approximately $235 million, net of tax and other items, as of June 30, 2011, compared with net unrealized investment losses of $37 million as of March 31, 2011.

At the end of the second quarter, the holding company had $667 million of cash and highly liquid securities, after retiring $548 million of debt, including preferred stock, that matured during the quarter.

The company’s decision to record a reserve strengthening in the second quarter was the result of worsening trends in recent experience associated with its U.S. MI business as well as related market trends in an environment of continuing weakness in the U.S. residential real estate market. U.S. MI results reflect a decline in cure rates during the quarter for delinquent loans and continued aging trends in the delinquent loan inventory. These trends are associated with a range of factors, including slow-moving pipelines of mortgages in some stage of foreclosure and delinquent loans under consideration for loan modifications. Specifically, reduced cure rates were driven by lower borrower self-cures and lower levels of lender loan modifications outside of government-sponsored modification programs. After the reserve strengthening, the average flow reserve per delinquency is $29,200 up from

$25,400 at the end of the first quarter. Through the first half of 2011, the business achieved loss mitigation savings of approximately $250 million toward the targeted total year savings of $400 to $500 million. The company maintains new business writing flexibility in all states, supported by risk-to-capital waivers in 46 states in its primary writing entity, with the remaining four states written out of other available entities.

Additional information regarding investments and cash positions and a preliminary statistical supplement for U.S. MI, including additional tables on U.S. MI reserving, are posted on the company’s website, http://genworth.com/investor. Genworth is completing its financial close process and will issue its earnings release and financial supplement containing second quarter results after the market closes on July 28, 2011. As previously announced, a conference call will be held on July 29, 2011 at 9:00 a.m. (ET) to discuss the quarter’s results. The earnings release and second quarter financial supplement will be available through the company’s website, http://genworth.com/investor, at the time of their release to the public.

About Genworth Financial

Genworth Financial, Inc. (NYSE: GNW) is a leading Fortune 500 insurance holding company with more than $100 billion in assets that is dedicated to helping people secure their financial lives, families and futures. Genworth has leadership positions in offerings that assist consumers in protecting themselves, investing for the future and planning for retirement – including life insurance, long term care insurance, financial protection coverages, and independent advisor-based wealth management – and mortgage insurance that helps consumers achieve homeownership while assisting lenders in managing their risk and capital.

Genworth has approximately 6,500 employees and operates through three segments: Retirement and Protection, U.S. Mortgage Insurance and International. Its products and services are offered through financial intermediaries, advisors, independent distributors and sales specialists. Genworth Financial, which traces its roots back to 1871, became a public company in 2004 and is headquartered in Richmond, Virginia. For more information, visit Genworth.com. From time to time, Genworth releases important information via postings on its corporate website. Accordingly, investors and other interested parties are encouraged to enroll to receive automatic email alerts and Really Simple Syndication (RSS) feeds regarding new postings. Enrollment information is found under the “Investors” section of Genworth.com.

Use of Non-GAAP Measures

This press release includes the non-GAAP financial measure entitled “net operating income (loss).” The chief operating decision maker evaluates segment performance and allocates resources on the basis of net operating income (loss) available to Genworth Financial, Inc.’s common stockholders. The company defines net operating income (loss) available to Genworth Financial, Inc.’s common stockholders as income (loss) from continuing operations excluding net income attributable to noncontrolling interests, after-tax net investment gains (losses) and other adjustments and infrequent or unusual non-operating items. This metric excludes net investment gains (losses) and infrequent or unusual non-operating items because the company does not consider them to be related to the operating performance of the company’s segments and Corporate and Other activities. A component of the company’s net investment gains (losses) is the result of impairments, the size and timing of which can vary significantly depending on market credit cycles. In addition, the size and timing of other investment gains (losses) can be subject to the company’s discretion and are influenced by market opportunities, as well as asset-liability matching considerations. Infrequent or unusual non-operating items are also excluded from net operating income (loss) available to Genworth Financial, Inc.’s common stockholders if, in the company’s opinion, they are not indicative of overall operating trends. While some of these items may be significant components of net income (loss) available to Genworth Financial, Inc.’s common stockholders in accordance with GAAP, the company believes that net operating income (loss) available to Genworth Financial, Inc.’s common stockholders and measures that are derived from or incorporate net operating income (loss) available to Genworth Financial, Inc.’s common stockholders, including net operating income available to Genworth Financial, Inc.’s common stockholders per common share on a basic and diluted basis, are appropriate measures that are useful to investors because they identify the income (loss) attributable to the ongoing operations of the business. However, net operating income (loss) available to Genworth Financial, Inc.’s common stockholders and net operating income available to Genworth Financial, Inc.’s common stockholders per common share on a basic and diluted basis are not substitutes for net income (loss) available to Genworth Financial, Inc.’s common stockholders or net income available to Genworth Financial, Inc.’s common stockholders per common share on a basic and diluted basis determined in accordance with GAAP. In addition, the company’s definition of net operating income (loss) available to Genworth Financial, Inc.’s common stockholders may differ from the definitions used by other companies. There were no infrequent or unusual non-operating items excluded from net operating income (loss) available to Genworth Financial, Inc.’s common stockholders during the periods presented. The table at the end of this press release is a reconciliation of net operating income (loss) to net income (loss) available to Genworth Financial, Inc.’s common stockholders for the three months ended June 30, 2011 and 2010.

Definition of Selected Operating Performance Measures

This press release includes information related to loss mitigation activities for the U.S. mortgage insurance business. The company defines loss mitigation activities as rescissions, cancellations, borrower loan modifications, repayment plans, lender- and borrower-titled presales and other loan workouts and claim mitigation actions. Estimated savings related to rescissions are the reduction in carried loss reserves, net of premium refunds and reinstatement of prior rescissions. Estimated savings related to loan modifications and other cure related loss mitigation actions represent the reduction in carried loss reserves. For non-cure related actions, including presales, the estimated savings represent the difference between the full claim obligation and the actual amount paid. The company believes that this information helps to enhance the understanding of the operating performance of the U.S. mortgage insurance business as they specifically impact current and future loss reserves and level of claim payments.

This operating measure enables the company to compare its operating performance across periods without regard to revenues or profitability related to policies or contracts sold in prior periods or from investments or other sources.

Cautionary Note Regarding Forward-Looking Statements

As the company has not completed its quarterly financial close process and its analysis of the second quarter of 2011, the results presented in this press release are estimated and preliminary and, therefore, may change.

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the company’s future business and financial performance. Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially due to global political, economic, business, competitive, market, regulatory and other factors and risks, including the following:

•

Risks relating to the company’s businesses, including downturns and volatility in global economies and equity and credit markets, downgrades in the company’s financial strength or credit ratings, interest rate fluctuations and levels, adverse capital and credit market conditions, the valuation of fixed maturity, equity and trading securities, defaults, downgrade or other events impacting the value of the company’s fixed maturity securities portfolio, defaults on the company’s commercial mortgage loans or the mortgage loans underlying the company’s investments in commercial mortgage-backed securities and volatility in performance, goodwill impairments, default by counterparties to reinsurance arrangements or derivative instruments, an adverse change in risk based capital and other regulatory requirements, insufficiency of reserves, legal constraints on dividend distributions by the company’s subsidiaries, competition, availability, affordability and adequacy of reinsurance, loss of key distribution partners, regulatory restrictions on the company’s operations and changes in applicable laws and regulations, legal or regulatory investigations or actions, the failure or any compromise of the security of the company’s computer systems, the occurrence of natural or man-made disasters or a pandemic, the effect of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act, changes in the accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies and impairments of or valuation allowances against the company’s deferred tax assets;

•

Risks relating to the company’s Retirement and Protection segment, including changes in morbidity and mortality, accelerated amortization of deferred acquisition costs and present value of future profits, reputational risks as a result of rate increases on certain in force long term care insurance products, medical advances, such as genetic research and diagnostic imaging, and related legislation, unexpected changes in persistency rates, ability to continue to implement actions to mitigate the impact of statutory reserve requirements and the failure of demand for long term care insurance to increase;

•

Risks relating to the company’s International segment, including political and economic instability or changes in government policies, foreign exchange rate fluctuations, unexpected changes in unemployment rates, unexpected increases in mortgage insurance default rates or severity of defaults, the significant portion of high loan to value insured international mortgage loans which generally result in more and larger claims than lower loan-to-value ratios, competition with government owned and government sponsored enterprises offering mortgage insurance and changes in regulations;

•

Risks relating to the company’s U.S. Mortgage Insurance segment, including increases in mortgage insurance default rates, failure to meet, or have waived to the extent needed, the minimum statutory capital requirements and hazardous financial condition standards, uncertain results of continued investigations of insured U.S. mortgage loans, possible rescissions of coverage and the results of objections to our rescissions, the extent to which loan modifications and other similar programs may provide benefits to the company, unexpected changes in unemployment and underemployment rates, further deterioration in economic conditions or a further decline in home prices, problems associated with foreclosure process defects that may defer claim payments, changes to the role or structure of Federal National Mortgage Association (Fannie Mae) and Federal Home Loan Mortgage Corporation (Freddie Mac), competition with government owned and government sponsored enterprises offering mortgage insurance, changes in regulations that affect the U.S. mortgage insurance business, the influence of Fannie Mae, Freddie Mac and a small number of large mortgage lenders and investors, decreases in the volume of high loan to value mortgage originations or increases in mortgage insurance cancellations, increases in the use of alternatives to private mortgage insurance and reductions by lenders in the level of coverage they select, the impact of the use of reinsurance with reinsurance companies affiliated with mortgage lending customers, legal actions under the Real Estate Settlement Procedures Act of 1974 and potential liabilities in connection with the company’s underwriting services;

•

Other risks, including the possibility that in certain circumstances the company will be obligated to make payments to General Electric Company (GE) under the tax matters agreement with GE even if the company’s corresponding tax savings are never realized and payments could be accelerated in the event of certain changes in control and provisions of the company’s certificate of incorporation and bylaws, the tax matters agreement with GE may discourage takeover attempts and business combinations that stockholders might consider in their best interests, and the fact that the company has not yet completed its quarterly financial close process and its analysis of the second quarter of 2011 and therefore the preliminary results presented in this press release may change; and

•	Risks relating to the company’s common stock, including the suspension of dividends and stock price fluctuations.

The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Contact Information:

Investors – Diana Hickert-Hill, 804 662.2643

diana.hickert-hill@genworth.com

Media – Al Orendorff, 804 662.2534

al.orendorff@genworth.com

www.genworth.com/presscenter

Reconciliation of Net Operating Income (Loss) to Net Income (Loss)

(Amounts in millions, except per share amounts)

	Three months ended June 30, 2011		Three months ended June 30, 2010
	Estimated
	Low	High	Actual
Net operating income (loss)	$(90)	$(70)	$118
Adjustment to net operating income (loss):
Net investment gains (losses)	(22)	(22)	(76)

Net income (loss) available to Genworth Financial, Inc.’s common stockholders	(112)	(92)	42
Add: net income attributable to noncontrolling interests	35	40	35

Net income (loss)	$(77)	$(52)	$77

Net income (loss) available to Genworth Financial, Inc.’s common stockholders per common share:
Basic	$(0.23)	$(0.19)	$0.09

Diluted	$(0.23)	$(0.19)	$0.08

Net operating income (loss) per common share:
Basic	$(0.18)	$(0.14)	$0.24

Diluted	$(0.18)	$(0.14)	$0.24

Weighted-average common shares outstanding:
Basic	490.6	490.6	489.1

Diluted	490.6	490.6	494.2

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